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Exhibit 16.1

           October 21, 2004

           U.S. Securities and Exchange Commission
           Office of the Chief Accountant
           450 Fifth Street, NW
           Washington, D.C. 20549

           Re:  Royal Bancshares of Pennsylvania, Inc.
                File No. 0-26366

           Dear Sir or Madam:

           We have read Item 4.01 of Form 8-K of Royal Bancshares of Pennsylvania, Inc. dated October 21, 2004, and agree with the statements concerning our Firm contained therein.

           Very truly yours,




         /S/ GRANT THORNTON LLP
         Philadelphia, Pennsylvania
         October 21, 2004